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                   [BROWN RUDNICK FREED & GESMER LETTERHEAD]


                                                                     EXHIBIT 5.1


                                             June 28, 1996



Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

     RE:  Brooks Automation, Inc. Registration Statement on S-8
          -----------------------------------------------------

Ladies and Gentlemen:

     We are general counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 150,000 shares of the Company's Common Stock, $.01 par value (the "Shares").

     The Shares are issuable upon exercise of options granted or to be granted pursuant to the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan").

     In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. A copy of the Certificate of Incorporation of the Company as in effect on the date hereof;

     2.   A copy of the Bylaws of the Company as in effect on the date thereof;

     3. The corporate minute books or other records of the Company relating to the proceedings of stockholders and directors of the Company;

     4.   The 1995 Plan; and

     5.   The Registration Statement.

     For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person, (2) the genuineness of each signature, the completeness of each
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Brooks Automation, Inc.
June 28, 1996
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document submitted to us as an original and the conformity with the original of each document submitted to us as a copy and (3) the completeness, accuracy and proper indexing of all governmental records.

     We have not, except as specifically noted herein, made any independent review or investigation of orders, judgements, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     Our opinion contained herein is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and to federal law.

     Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 1995 Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                             Very truly yours,


                             BROWN, RUDNICK, FREED & GESMER, P.C.
                             By: Brown, Rudnick, Freed & Gesmer, a partner


                             By: /s/ Lawrence M Levy,
                                 Lawrence M. Levy, a Member
                                 hereunto duly authorized